UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2015

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 22, 2015, NeoGenomics, Inc. (the “Company”) amended its bylaws to (a) modify Section 2.2 therein to increase the authorized number of directors from eight (8) to ten (10) members, (b) add a new Article X therein entitled “Acquisition of Controlling Interest” in order for the Company to opt out of certain provisions of Nevada law pertaining to the acquisition of a controlling interest (currently set forth in NRS 78.378 to 78.3793, inclusive) and (c) add a paragraph to new Article XII (formerly Article XI) therein entitled “Interpretation” to state that Nevada law and the Company’s Articles of Incorporation (in that order of precedence) will and in all respects be considered senior and superior to the bylaws, with any inconsistency or conflict to be resolved in favor of Nevada law and the Company’s Articles of Incorporation (in that order of precedence), and with the bylaws to be deemed automatically amended from time to time to eliminate any inconsistency which may then exist.  The text of each of the aforementioned amended provisions are filed herewith as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1Text of Amended Provisions to the Bylaws, effective October 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ George A. Cardoza
George A. Cardoza
Chief Financial Officer

Date: October 28, 2015

Exhibit Index

Exhibit No.	Description
3.1	Text of Amended Provisions to the Bylaws, effective October 22, 2015 -4-